Exhibit 99.1

Priceline.com Reports Financial Results for 2nd Quarter 2012

NORWALK, Conn., August 7, 2012. . . Priceline.com Incorporated (Nasdaq: PCLN) today reported 2nd quarter 2012 financial results for the Priceline Group. Second quarter gross travel bookings for the Group, which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers, were $7.3 billion, an increase of 26.8% over a year ago (approximately 36% on a local currency basis).
The Group had revenues in the 2nd quarter of $1.3 billion, a 20.3% increase over a year ago. The Group's international operations contributed revenues in the 2nd quarter of $859 million, a 40.2% increase versus a year ago (approximately 53% on a local currency basis). The Group's gross profit for the 2nd quarter was $1.0 billion, a 34.0% increase from the prior year. International operations contributed gross profit in the 2nd quarter of $859 million, a 40.4% increase versus a year ago (approximately 53% growth on a local currency basis). The Group's operating income in the 2nd quarter was $458 million, a 41.2% increase from the prior year. The Group had GAAP net income applicable to common shareholders for the 2nd quarter of $352 million, or $6.88 per diluted share, which compares to $256 million or $5.02 per diluted share, in the same period a year ago.
Non-GAAP net income in the 2nd quarter was $405 million, a 43.2% increase versus the prior year.  Non-GAAP net income was $7.85 per diluted share, compared to $5.49 per diluted share a year ago. Analyst consensus for the 2nd quarter 2012 was $7.37 per diluted share.  Adjusted EBITDA for the 2nd quarter 2012 was $495 million, an increase of 41.8% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides a definition and information about the use of non-GAAP financial measures in this press release and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group achieved solid results for the 2nd quarter despite economic uncertainty across Europe, Asia and the U.S. that intensified as the quarter progressed,” said Jeffery H. Boyd, President and Chief Executive Officer. “We believe the Group delivered market leading growth from both a top line and profitability perspective. Globally, our hotel business booked over 50 million hotel room nights, up 39% over the same period last year. Our global rental car business grew rental car days by 29% over last year, led by continued strong growth for rentalcars.com.”
Looking forward, Mr. Boyd said, “The Group's international hotel business continues to perform well in the face of difficult macro-economic conditions and the strengthening dollar, which put pressure on top-line growth rates. We will continue to build our franchise by investing in geographic expansion and acquisition of hotels and accommodations, product and service innovation, and customer acquisition.”
The Priceline Group said it was targeting the following for 3rd quarter 2012:

•	Year-over-year increase in total gross travel bookings of approximately 10% - 18% (an increase of approximately 19% - 27% on a local currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 12% - 20% (an increase of approximately 23% - 31% on a local currency basis).

•	Year-over-year increase in domestic gross travel bookings of approximately 5%.

•	Year-over-year increase in revenue of approximately 9% - 15%.

•	Year-over-year increase in gross profit of approximately 15% - 25%.

•	Adjusted EBITDA of approximately $690 million to $765 million.

•	Non-GAAP net income per diluted share of $11.10 to $12.10.

1 of 10

The Company noted that its guidance reflects current operating trends and an assumption that economic conditions in Europe will further deteriorate. The Company believes that concerns related to sovereign debt and the viability of the Euro have negatively impacted historical operating results and are likely to impact future results. Given the uncertainty surrounding worldwide economic conditions, particularly in Europe where much of the Company's business is concentrated, the Company believes the variability around its guidance is greater than is usually the case.
Non-GAAP guidance for the 3rd quarter 2012:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•	excludes the impact, if any, of charges or benefits associated with judgments, rulings and/or settlements related to hotel occupancy tax proceedings,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments,

•	includes the additional impact of the non-GAAP adjustments described above on net income attributable to noncontrolling interests,

•
includes the dilutive impact of additional shares of unvested restricted stock, restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.

In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense, net income attributable to noncontrolling interests, income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $188 million in the 3rd quarter 2012.  In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $49 million in the 3rd quarter 2012. The Group estimates GAAP net income per diluted share of approximately $10.21 to $11.21 for the 3rd quarter 2012.
Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services as a result of, among other things, decreased consumer spending, general economic downturn, terrorist attacks, natural disasters or adverse weather, the bankruptcy or insolvency of a major supplier, or the outbreak of an epidemic or pandemic disease, such as the swine flu outbreak;
-- our ability to expand successfully in international markets;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;

2 of 10

-- the effects of increased competition, including the potential impact of increased pricing competition initiated by other on-line travel agents in the form of reduced booking fees and/or the launch by competitors of an "opaque" travel offering and the potential impact of "metasearch" initiatives by Google and other search engines upon which we rely for a significant amount of traffic;
-- the ability to attract and retain qualified personnel;
-- adverse changes in the Group's relationships with suppliers, service providers and vendors which could include, without limitation, the withdrawal of suppliers from the Group's systems (either "retail" or "opaque" services, or both) and/or the loss or reduction of global distribution fees;
-- the occurrence of an external or internal security breach of our systems or other Internet based systems involving personal customer information, credit card information or other sensitive data;
-- a change by a major search engine to its search engine algorithms that negatively affects the search engine ranking of the company or its 3rd party distribution partners;
-- systems-related failures and/or security breaches, including without limitation, "denial-of-service" type attacks on our system, any security breach that results in the theft, transfer or unauthorized disclosure of customer information, or the failure to comply with various state laws applicable to the company's obligations in the event of such a breach;
-- an adverse outcome in one or more of the hotel occupancy and other tax proceedings in which priceline.com is involved; and
-- legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, net income and loss attributable to noncontrolling interests, income taxes and is adjusted for the non-GAAP adjustments relating to stock-based employee compensation expense, gains and losses on early debt extinguishment and charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings.
Adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's future on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors. These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information is adjusted for the following items:

3 of 10

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Charges or benefits related to judgments, rulings, or settlements of hotel occupancy tax proceedings are excluded because the amount and timing of these items are unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carry forwards.  In addition, the benefit in second quarter 2011 related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010 is excluded because the amount and timing of this type of item is unpredictable, not driven by core operating results and render comparisons with prior periods less meaningful.

•	Net income and loss attributable to noncontrolling interests is adjusted for the impact of certain of the non-GAAP adjustments described above

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above.

◦
additional unvested shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with priceline.com's financial results under GAAP.
About The Priceline Group
The Priceline Group (Nasdaq: PCLN) is a leader in global online hotel reservations, with over 260,000 participating hotels worldwide.  The Group is composed of four primary brands - Booking.com, priceline.com, Agoda.com and Rentalcars.com - and several ancillary brands. The Priceline Group provides online travel services in over 180 countries in Europe, North America, South America, the Asia-Pacific region, the Middle East and Africa.
Booking.com is the number one online hotel reservation service in the world, offering over 235,000 hotels (as of August 7, 2012), and is available in 41 languages.  More recent hotel counts are available on the Booking.com website.  Priceline.com gives leisure travelers multiple ways to save on their airline tickets, hotel rooms, rental cars, vacation packages and cruises. In addition to getting compelling published prices, travelers can take advantage of priceline.com's famous Name Your Own Price® service, which can deliver the lowest prices available, or the recently added Express DealsSM, where travelers can take advantage of hotel discounts without bidding.  Agoda.com is an Asia-based online hotel reservation service that is available in 37 languages.  Rentalcars.com is a multinational car hire service, offering its reservation services in over 6,000 locations.  Customer support is provided in 38 languages.

###
For Press Information: Brian Ek (203) 299-8167 brian.ek@priceline.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@priceline.com

4 of 10

priceline.com Incorporated UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$812,786	$632,836
Restricted cash	6,609	3,771
Short-term investments	3,129,556	2,024,827
Accounts receivable, net of allowance for doubtful accounts of $7,382 and $6,103, respectively	429,520	264,453
Prepaid expenses and other current assets	164,745	104,202
Deferred income taxes	35,083	36,755
Total current assets	4,578,299	3,066,844
Property and equipment, net	78,616	64,322
Intangible assets, net	196,037	200,151
Goodwill	508,331	504,784
Deferred income taxes	29,040	111,080
Other assets	38,483	23,490
Total assets	$5,428,806	$3,970,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$201,203	$146,867
Accrued expenses and other current liabilities	272,087	222,134
Deferred merchant bookings	384,519	239,157
Convertible debt	508,826	497,640
Total current liabilities	1,366,635	1,105,798
Deferred income taxes	45,237	46,990
Other long-term liabilities	41,122	39,183
Convertible debt	871,667	—
Total liabilities	2,324,661	1,191,971

Redeemable noncontrolling interests	110,184	127,045
Convertible debt	66,174	77,360

Stockholders’ equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 58,007,108 and 57,578,431 shares issued, respectively	450	446
Treasury stock, 8,181,729 and 7,779,645 shares, respectively	(1,058,754)	(803,586)
Additional paid-in capital	2,569,123	2,431,279
Accumulated earnings	1,524,615	1,033,738
Accumulated other comprehensive loss	(107,647)	(87,582)
Total stockholders’ equity	2,927,787	2,574,295
Total liabilities and stockholders’ equity	$5,428,806	$3,970,671

5 of 10

priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Agency revenues	$771,996	$569,181	$1,309,623	$920,603
Merchant revenues	551,024	530,530	1,047,433	985,334
Other revenues	3,739	3,005	6,950	6,098
Total revenues	1,326,759	1,102,716	2,364,006	1,912,035
Cost of revenues	322,617	353,489	616,576	657,001
Gross profit	1,004,142	749,227	1,747,430	1,255,034
Operating expenses:
Advertising — Online	314,480	236,282	591,616	421,391
Advertising — Offline	9,922	9,815	21,078	21,429
Sales and marketing	47,445	41,030	92,982	75,807
Personnel, including stock-based compensation of $17,612, $13,113, $34,135, and $27,106, respectively	108,030	85,766	208,706	160,988
General and administrative	39,807	29,736	80,481	55,614
Information technology	10,440	8,239	21,175	14,908
Depreciation and amortization	15,663	13,651	31,505	26,130
Total operating expenses	545,787	424,519	1,047,543	776,267
Operating income	458,355	324,708	699,887	478,767
Other income (expense):
Interest income	1,001	2,129	2,099	3,550
Interest expense	(16,882)	(7,795)	(28,141)	(15,510)
Foreign currency transactions and other	3,205	(2,451)	829	(9,523)
Total other income (expense)	(12,676)	(8,117)	(25,213)	(21,483)
Earnings before income taxes	445,679	316,591	674,674	457,284
Income tax expense	(93,025)	(60,314)	(140,204)	(96,993)
Net income	352,654	256,277	534,470	360,291
Less: net income (loss) attributable to noncontrolling interests	307	(91)	153	(867)
Net income applicable to common stockholders	$352,347	$256,368	$534,317	$361,158
Net income applicable to common stockholders per basic common share	$7.07	$5.16	$10.73	$7.29
Weighted average number of basic common shares outstanding	49,812	49,718	49,819	49,519
Net income applicable to common stockholders per diluted common share	$6.88	$5.02	$10.41	$7.06
Weighted average number of diluted common shares outstanding	51,226	51,105	51,306	51,134

6 of 10

priceline.com Incorporated UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Six Months Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$534,470	$360,291
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,150	9,225
Amortization	16,355	16,905
Provision for uncollectible accounts, net	6,843	4,852
Deferred income taxes	13,665	19,870
Stock-based compensation expense and other stock-based payments	34,370	27,341
Amortization of debt issuance costs	2,337	1,113
Amortization of debt discount	17,972	10,553
Loss on early extinguishment of debt	—	32
Changes in assets and liabilities:
Accounts receivable	(176,721)	(154,216)
Prepaid expenses and other current assets	(95,392)	9,089
Accounts payable, accrued expenses and other current liabilities	244,684	204,307
Other	253	(9,860)
Net cash provided by operating activities	613,986	499,502
INVESTING ACTIVITIES:
Purchase of investments	(2,989,951)	(1,006,694)
Proceeds from sale of investments	1,870,770	1,025,514
Additions to property and equipment	(28,423)	(18,077)
Acquisitions and other equity investments, net of cash acquired	(13,429)	(67,074)
Proceeds from settlement of foreign currency contracts	61,746	—
Payments on foreign currency contracts	—	(33,764)
Change in restricted cash	(2,987)	(35)
Net cash used in investing activities	(1,102,274)	(100,130)
FINANCING ACTIVITIES:
Proceeds from the issuance of convertible debt	1,000,000	—
Payment of debt issuance costs	(20,421)	—
Payments related to conversion of convertible debt	—	(213)
Repurchase of common stock	(255,168)	(158,691)
Payments to purchase subsidiary shares from noncontrolling interests	(61,079)	(12,986)
Proceeds from exercise of stock options	1,693	3,870
Excess tax benefit on stock-based compensation	12,513	12,173
Net cash provided by (used in) financing activities	677,538	(155,847)
Effect of exchange rate changes on cash and cash equivalents	(9,300)	8,757
Net increase in cash and cash equivalents	179,950	252,282
Cash and cash equivalents, beginning of period	632,836	358,967
Cash and cash equivalents, end of period	$812,786	$611,249

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$189,061	$55,461
Cash paid during the period for interest	$4,349	$3,717
Non-cash fair value increase for redeemable noncontrolling interests	$43,440	$33,740

7 of 10

priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011

	GAAP Operating income	$458,355	$324,708	$699,887	$478,767

(a)	Stock-based employee compensation	17,612	13,113	34,135	27,106
(b)	Amortization of intangible assets in Depreciation and amortization	8,198	8,461	16,355	16,688

	Non-GAAP Operating income	$484,165	$346,282	$750,377	$522,561

	GAAP Gross profit	$1,004,142	$749,227	$1,747,430	$1,255,034
	Non-GAAP Operating income as a % of GAAP Gross profit	48.2%	46.2%	42.9%	41.6%

RECONCILIATION OF GAAP OTHER INCOME (EXPENSE) TO NON-GAAP OTHER EXPENSE RECORDED BELOW OPERATING INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011

	GAAP Other income (expense)	$(12,676)	$(8,117)	$(25,213)	$(21,483)

(e)	Debt discount amortization related to convertible debt	10,731	5,314	17,972	10,553
(e)	Loss on early extinguishment of convertible debt	—	32	—	32
(g)	Net income (loss) attributable to noncontrolling interests	307	(91)	153	(867)
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	336	456	796	1,119

	Non-GAAP Other expense recorded below Operating income	$(1,302)	$(2,406)	$(6,292)	$(10,646)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011

	GAAP Net income applicable to common stockholders	$352,347	$256,368	$534,317	$361,158

(a)	Stock-based employee compensation	17,612	13,113	34,135	27,106
(c)	Depreciation and amortization	15,663	13,651	31,505	26,130
(d)	Interest income	(1,001)	(2,129)	(2,099)	(3,550)
(d)	Interest expense	16,882	7,795	28,141	15,510
(e)	Loss on early extinguishment of convertible debt	—	32	—	32
(f)	Income tax expense	93,025	60,314	140,204	96,993
(g)	Net income (loss) attributable to noncontrolling interests	307	(91)	153	(867)

	Adjusted EBITDA	$494,835	$349,053	$766,356	$522,512

8 of 10

priceline.com Incorporated UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011

	GAAP Net income applicable to common stockholders	$352,347	$256,368	$534,317	$361,158

(a)	Stock-based employee compensation	17,612	13,113	34,135	27,106
(b)	Amortization of intangible assets in Depreciation and amortization	8,198	8,461	16,355	16,688
(e)	Debt discount amortization related to convertible debt	10,731	5,314	17,972	10,553
(e)	Loss on early extinguishment of convertible debt	—	32	—	32
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	16,047	12,257	23,472	17,705
(i)	Adjustment to income tax expense to exclude the benefit from the reversal of a reserve for unrecognized tax benefits	—	(12,528)	—	(12,528)
(j)	Impact on noncontrolling interests of certain other Non-GAAP adjustments	(336)	(456)	(796)	(1,119)

	Non-GAAP Net income applicable to common stockholders	$404,599	$282,561	$625,455	$419,595

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011

	GAAP weighted average number of diluted common shares outstanding	51,226	51,105	51,306	51,134
(k)	Adjustment for restricted stock, restricted stock units and performance units	321	379	296	357
	Non-GAAP weighted average number of diluted common shares outstanding	51,547	51,484	51,602	51,491
	Net income applicable to common stockholders per diluted common share
	GAAP	$6.88	$5.02	$10.41	$7.06
	Non-GAAP	$7.85	$5.49	$12.12	$8.15

(a)	Stock-based employee compensation is recorded in Personnel expense.
(b)	Amortization of intangible assets is recorded in Depreciation and amortization.
(c)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(d)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(e)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(f)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(g)	Net income (loss) attributable to noncontrolling interests is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)	Adjustment to income tax expense to exclude the benefit related to the reversal of a reserve for unrecognized tax benefits attributable to tax positions taken in 2010.
(j)	Impact of other non-GAAP adjustments on Net income (loss) attributable to noncontrolling interests.
(k)
Additional shares of restricted common stock, restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

 For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

9 of 10

priceline.com Incorporated Statistical Data In millions (Unaudited)

Gross Bookings	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12
International	$2,256	$2,885	$2,363	$3,536	$4,472	$4,989	$3,912	$5,451	$5,952
Domestic	1,154	1,121	902	1,129	1,308	1,268	1,044	1,260	1,377
Total	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329

Agency	$2,683	$3,168	$2,557	$3,781	$4,725	$5,121	$3,982	$5,528	$6,031
Merchant	727	838	708	884	1,055	1,136	973	1,184	1,298
Total	$3,410	$4,006	$3,265	$4,665	$5,780	$6,257	$4,956	$6,712	$7,329

Year/Year Growth
International	59.5%	67.3%	64.9%	79.0%	98.2%	72.9%	65.5%	54.2%	33.1%
excluding F/X impact	67.1%	78.0%	70.7%	78.1%	78.5%	61.4%	66.9%	58.0%	44.3%
Domestic	19.6%	12.2%	8.5%	14.1%	13.4%	13.1%	15.8%	11.7%	5.3%

Agency	47.0%	48.7%	44.8%	59.3%	76.1%	61.6%	55.7%	46.2%	27.6%
Merchant	31.1%	41.4%	42.1%	49.5%	45.1%	35.6%	37.5%	34.0%	23.1%

Total	43.3%	47.1%	44.2%	57.3%	69.5%	56.2%	51.8%	43.9%	26.8%

Units Sold	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12
Hotel Room-Nights	23.2	27.5	22.0	31.2	36.1	40.6	33.6	45.9	50.2
Year/Year Growth	48.2%	54.1%	50.6%	55.8%	55.6%	47.4%	52.8%	47.0%	39.1%

Rental Car Days	4.3	5.1	3.9	4.9	6.6	7.0	5.3	6.9	8.6
Year/Year Growth	32.0%	97.3%	65.4%	64.7%	54.6%	35.6%	34.3%	40.6%	29.4%

Airline Tickets	1.6	1.5	1.3	1.6	1.7	1.6	1.4	1.6	1.7
Year/Year Growth	4.1%	(4.6)%	(2.3)%	2.1%	7.3%	7.7%	5.6%	4.9%	(1.8)%

	2Q10	3Q10	4Q10	1Q11	2Q11	3Q11	4Q11	1Q12	2Q12
Revenue	$767.4	$1,001.8	$731.3	$809.3	$1,102.7	$1,452.8	$990.8	$1,037.2	$1,326.8
Year/Year Growth	27.1%	37.1%	35.0%	38.5%	43.7%	45.0%	35.5%	28.2%	20.3%

Gross Profit	$445.3	$666.2	$478.4	$505.8	$749.2	$1,100.1	$724.7	$743.3	$1,004.1
Year/Year Growth	45.9%	53.5%	52.8%	58.5%	68.3%	65.1%	51.5%	47.0%	34.0%

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers.

10 of 10